UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 31, 2023

PFSweb, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28275	75-2837058
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

4455 REGENT BLVD
IRVING, TX 75063
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(972) 881-2900
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A
(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	PFSW	Nasdaq	Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01 Entry into a Material Definitive Agreement

Amendment to Rights Agreement

On August 31, 2023, PFSweb, Inc. (the “Company”) and Computershare Inc., successor in interest to Computershare Shareowner Services LLC (formerly known as Mellon Investor Services LLC), a Delaware corporation, as successor to ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as rights agent (the “Rights Agent”), entered into Amendment No. 10 to Rights Agreement (the “Amendment”). The Amendment amends the Rights Agreement, dated as of June 8, 2000, between the Company and the Rights Agent, as amended by Amendment No. 1 thereto dated as of May 30, 2008, Amendment No. 2 thereto dated as of May 24, 2010, Amendment No. 3 thereto dated as of July 2, 2010, Amendment No. 4 thereto dated as of May 15, 2013, Amendment No. 5 thereto dated as of June 18, 2015, Amendment No. 6 thereto dated as of July 28, 2015, and Amendment No, 7 dated as of June 27, 2018, Amendment No. 8 dated as of August 24, 2021, and Amendment No. 9 dated as of August 31, 2022 (collectively, as amended, the “Rights Agreement”).

The Amendment was approved by the Company’s stockholders at its 2023 Annual Meeting of Stockholders held on August 29, 2023. The Amendment extends the expiration date of the Rights Agreement to the close of business on the 30th day after the Company’s 2024 Annual Meeting of Stockholders unless continuation of the Rights Agreement is approved by the stockholders of the Company at that meeting. The Amendment to the Rights Agreement is filed herewith as Exhibit 4.1.

The foregoing description of the Amendment and the Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, a summary of the material terms of the Rights Agreement, as amended by the Amendment, together with the full text of the Rights Agreement, and each of Amendments Nos. 1 to 9 thereto, as set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on July 17, 2023.

ITEM 3.03 Material Modification to Rights of Security Holders

The information set forth in Item 1.01 of this Form 8-K under the heading "Amendment to Rights Agreement" is incorporated herein by reference.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2023 Elimination of the Long-Term Incentive Total Shareholder Return Performance Share Award

In conjunction with the Company’s Compensation Committee of the Board of Directors annual executive compensation review, the Company discontinued future issuances of the Long-Term Incentive Total Shareholder Performance Share Awards (the “LTI TSR Share Awards”) for its Named Executive Officers.

Creation of 2023 LTI Performance-Based Restricted Stock Unit Award for Named Executive Officers

In lieu of the elimination of the LTI TSR Share Awards, on September 7, 2023, the Compensation Committee of the Board of Directors finalized the establishment of a new 2023 LTI Performance-Based Restricted Stock Unit Award for Named Executive Officers (“2023 LTI PSU for NEO Award”) to govern the awards originally issued in 2023 for Zach Thomann and Thomas Madden.

The new 2023 LTI PSU for NEO Award agreement is substantially the same as the Company’s LTI Performance Based Restricted Stock Unit Award agreement with the following exceptions related to the full vesting of each tranche’s awards upon a qualifying change in control and the offering of additional stock units upon achievement of certain stretch EBITDA performance metrics.

For purposes of clarity, vesting of the awards shall occur as of the Change in Control for the current fiscal year and all remaining fiscal years based on the Company’s actual Adjusted EBITDA performance year-to-date having met the base, target, or stretch bonus target established for the fiscal year of the Change in Control.

The foregoing description of the agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed herewith as Exhibit 10.1.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Amendment No. 10 to Rights Agreement, dated as of August 31, 2023 between the Company and Computershare Inc., as rights agent.
10.1	2023 LTI Performance-Based Restricted Stock Unit Award for Named Executive Officers
104	Cover Page Interactive Data file, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFSweb, Inc.

Dated: September 7, 2023	By:	/s/ Thomas J. Madden
Thomas J. Madden
Executive Vice President, Chief Financial Officer